EXHIBIT 10.4

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into as of this 4th day of February, 2015 (“First Amendment Date”), by and between ProDex Riverside, LLC, a Delaware limited liability company (the “Company”), and Scott C. Robertson, an individual (“Robertson”). The Company and Robertson may collectively be referred to herein as the “Parties”.

RECITALS:

A.      The Parties have entered into that certain Employment Agreement dated November 21, 2014 (the “Employment Agreement”).

B.      Riverside Manufacturing, Inc., a Minnesota corporation (“Riverside”) and Pro- Dex Sunfish Lake, LLC, a Delaware limited liability company (“PDSL”), are entering into that certain Heron Forbearance Agreement and that certain Riverside Forbearance Agreement, each dated on or about the date hereof (collectively, the “Forbearance Agreement s”).

C.      Riverside and PDSL are entering into that certain Revolving Loan Agreement dated on or about the date hereof, pursuant to which PDSL may make up to $200,000 in revolving loan advances to Riverside (the “Revolving Loan Agreement”).

D.      In connection with the Revolving Loan Agreement, Riverside is issuing PDSL that certain Revolving Promissory Note, dated on or about the. date hereof, in the principal amount of up to $200,000 (the “Revolving Promissory Note” and, together with the Revolving Loan Agreement, collectively, the “Revolving Loan Documents”).

E.      As inducement for entering into said Forbearance Agreements and Revolving Loan Documents, Robertson has agreed to amend the Employment Agreement.

F.      The Parties desire to amend the Employment Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual agreements and covenants contained in the Employment Agreement (as amended by this Amendment), and for other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged by the Company and Robertson, the Parties agree as follows:

AGREEMENT

1.      Amendment to Section 5(c). Section 5(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

         “(c) For purposes of this Section 5, “Liquidation Proceeds” shall be equal to 50% of any proceeds in excess of the greater of (i) the sum of (x) $1,440,000.00, plus (y) 1.2 multiplied by the Revolving Loan Advance Amount, or (ii) a 20% annualized return on both (x) $1,200,000 (calculated from November 21, 2014) and (y) the

Revolving Loan Advance Amount (calculated from the date of each respective advance to Riverside under the Revolving Loan Documents), in each case received by any Pro Dex Entity from the sale of a controlling interest in the Company or from the sale, liquidation, or other disposition of all or substantially all of the assets of the Business, provided that Robertson’s share of any Liquidation Proceeds shall be capped at, and shall in no event exceed, $170,000. “Revolving Loan Advance Amount” means the amount advanced to Riverside under the Revolving Loan Documents, including accrued interest, owing at the time of such sale, liquidation, or other disposition of all or substantially all of the assets of the Business.

2.      Ratification; No Other Amendment or Modification Intended. Each Party hereby ratifies and affirms the Employment Agreement, as amended by this Amendment. Except as specifically modified and amended by this Amendment, all terms, warranties, representations, conditions and covenants contained in the Employment Agreement shall remain in full force and effect.

3.      Governing Law. This Amendment shall be governed by and construed m accordance with the laws of the State of Minnesota.

4.      Counterparts; Facsimiles. This Amendment may be executed in several counterparts and when so executed shall constitute one agreement binding on the Parties, notwithstanding that the Parties are not signatory to the original and same counterpart. This Amendment may be delivered by facsimile transmission or in .pdf or other electronic format , and facsimile copies or electronic versions of executed signature pages shall be binding as originals.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Employment Agreement to be effective as of the First Amendment Date.

  COMPANY:

  Pro-Dex Riverside, LLC,

  a Delaware limited liability company